Exhibit 99.1

Decentral Life Launches New QR Code Application for Cryptocurrency Payment Solutions

LOS ANGELES, CA, MAY 20, 2022 - Social Life Network, Inc. (OTC: WDLF) and Decentral Life, a division of the company, announced today that it has launched a new QR Code add-on application for its Digital Wallet and Payment Platform, allowing mobile retailers to easily receive cryptocurrency payments that can be instantly tracked in their favorite accounting software, like QuickBooks or NetSuite.

“As an add-on to our Digital Wallet and Payment Platform, which already works seamlessly with software like QuickBooks, NetSuite and many other popular accounting applications, the QR Code system add-on allows for easier accounting of purchases with cryptocurrency,” said CEO, Ken Tapp. “I believe the QR Code add-on to be a critical feature for mobile customers paying retailers face-to-face, at trade shows, expos, and conferences. Retail mcommerce sales hit $359 billion in 2021, an increase of 15.2% over 2020, and it is on track to more than double by 2025. We needed to launch this feature as soon as possible to meet the changing trends in mcommerce transaction head on”, added Tapp.

According to an April 15th, 2022 article on Insider Intelligence (https://www.insiderintelligence.com/insights/mobile-commerce-shopping-trends-stats/), retail mcommerce sales hit $359.32 billion in 2021, an increase of 15.2% over 2020. By 2025, retail mcommerce sales should more than double to reach $728.28 billion, accounting for 44.2% of all retail ecommerce sales in the US.

In a News Release on May 13th by HuntPost, one of Social Life Network’s TBI Companies, the New QR Code add-on has officially launched to support retail mcommerce in the outdoor industry, through the HuntPost.com Digital Wallet and Payment Platform. According to the Outdoor Industry Association 2020 Industry Report, the U.S. outdoor recreation economy generated $689 billion in consumer spending and 4.3 million jobs.

To read the HuntPost News Release from May 13th, please go to: https://www.einpresswire.com/article/572321448/huntpost-com-releases-new-digital-wallet-and-payment-platform

To download and review the Outdoor Recreation Economy Report, please go to:

https://outdoorindustry.org/advocacy

About Decentral Life

The Company announced on August 16th, 2021, a new division had been formed that will focus entirely on a global decentralized social network and cryptocurrency project, named Decentral Life. On January 28th, 2022 the Company launched its Initial Coin Offering (pre-ICO) for the WDLF Token. Decentral Life now provides as a service, tokenization and supporting software for public and private companies to conduct their own token offerings.

About Social Life Network, Inc.

Social Life Network is a Technology Business Incubator (TBI) that, through individual licensing agreements, provides tech startups with seed technology, legal and executive leadership, making it easier for startup founders to focus on raising capital, perfecting their business model, and growing their network user-ship. Since the formation of the company in January of 2013, the Company has launched niche industry social network and e-commerce marketplaces to service the millions of business professionals and consumers in the residential real estate industry, the legal global cannabis industry, sports verticals including racket sports, golf, cycling, soccer, space exploration, motor sports, travel, hunting, fishing, and camping. Now operating as Decentral Life, the TBI program will focus on blockchain, NFT and cryptocurrency companies to participate in its technology incubator program in 2022 and beyond.

For more information, visit our website @ https://www.WDLF.ai/

Safe Harbor & Disclaimer

This information also contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “may”, “continue”, “predict”, “potential”, “possible,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this presentation. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved.

Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. No information in this press release, including the industry data presented herein, should be construed as any indication whatsoever of actual future financial results, revenues, or stock price.

Todd Markey

Investor Relations

Social Life Network, Inc.

ir@WDLF.ai

1-855-933-3277